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                                                                     EXHIBIT 3.3

                           WESTERN DIGITAL CORPORATION
                            (A DELAWARE CORPORATION)

                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I
                                     OFFICES

      1.01 REGISTERED OFFICE. The registered office of Western Digital Corporation (hereinafter this "Corporation") in the State of Delaware shall be at 9 East Loockerman Street, Dover, and the name the registered agent in charge thereof shall be National Registered Agents, Inc.

      1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of this Corporation shall be 20511 Lake Forest Drive, in the City of Lake Forest, County of Orange, State of California. The Board of Directors (hereinafter the Board) is hereby granted full power and authority to change said principal office from one location to another.

      1.03 OTHER OFFICES. This Corporation may also have such other offices at such other places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of this Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of this Corporation for the purpose of electing directors and for the transaction of such proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

      2.02 SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, or the President.

      2.03 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

      2.04 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a printed notice thereof to the stockholder personally, by depositing such notice in the United States mail, in a postage-prepaid envelope, directed to the stockholder at the post office address furnished by the stockholder to the Secretary of this Corporation for such purpose or, if the stockholder shall not have furnished to the Secretary the stockholder's address for such purpose, then at the stockholder's post office address last known to the Secretary, or by transmitting a notice thereof to the stockholder by any other means, including electronic, directed to the stockholder at the location furnished by such stockholder to the Secretary of this Corporation for such purpose. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy except a stockholder who shall attend such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholder need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

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      2.05 QUORUM. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of this Corporation entitled to be voted at any meeting of stockholders of this Corporation, present in person or by proxy, shall constitute a quorum at any meeting or any adjournment thereof. A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at a meeting or, in the absence therefrom of all stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

      2.06 VOTING.

      (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of this Corporation having voting rights on the matter in question and which shall have been held by and registered in the name of the stockholder on the books of this Corporation:

            (i) on the date fixed pursuant to Section 2.09 of these Amended and Restated By-Laws as the record for the determination of stockholder entitled to notice of and to vote at such meeting, or

            (ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

      (b) Shares of its own stock belonging to this Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by this Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of this Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of this Corporation the pledgor shall have expressly empowered the pledge to vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

      (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder's proxy, provided, however, that no proxy shall be voted or acted upon after eleven months from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Amended and Restated By-Laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.

      2.07 LIST OF STOCKHOLDERS. The Secretary of this Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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      2.08 JUDGES. If at any meeting of the stockholder a vote by written ballot shall be taken on any questions, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of this Corporation. The judges need not be stockholders of this Corporation, and any officer of this Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

      2.09 FIXING DATE FOR DETERMINATION OF STOCKHOLDER OF RECORD. In order that this Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      2.10 STOCKHOLDER PROPOSALS AND NOMINATIONS.

      (a) At any meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (1) by or at the direction of a majority of the directors or (2) by any stockholder of this Corporation who complies with the notice procedures set forth in this Section 2.10(a). For a proposal to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days nor more than 120 days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on this Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by this Corporation. The presiding officer of the meeting shall determine at the meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.10(a). If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.10(a), he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees or the Board, but, in connection with such reports, no new business shall be acted upon at such meeting that is brought by a stockholder unless stated, filed and received as herein provided.

      (b) Subject to the rights, if any, of the holders of shares of preferred stock of this Corporation then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of this Corporation may be made at a meeting of stockholders (1) by or at the direction of the Board, (2) by any nominating committee or person appointed by the Board or (3) by any stockholder of this Corporation entitled to vote for the election of directors at the meeting who

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complies with the notice procedures set forth in this Section 2.10(b). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days nor more than 120 days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of this Corporation which are beneficially owned by the person, (D) the consent of the person to serve as a director of the Corporation if so elected, and (E) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to applicable rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on this Corporation's books, of the stockholder, (B) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the stockholder. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as director of this Corporation. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by this Corporation. The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Section 2.10(b). If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.10(b), he or she shall so declare at the meeting and any such defective nomination shall be disregarded.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      3.01 GENERAL POWERS. Subject to the requirements of the General Corporation Law of the State of Delaware, the property, business and affairs of this Corporation shall be managed by the Board.

      3.02 NUMBER AND TERM OF OFFICE. The number of directors shall be not less than five nor more than twelve until this Section 3.02 is amended by a resolution duly adopted by the Board or by the stockholders, in either case, in accordance with the provisions of the Certificate of Incorporation of this Corporation. The specific number of directors at any time shall be that number between five and twelve as may be determined from time to time by the Board by resolution. Directors need not be stockholders. Each of the directors of this Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner provided in these Amended and Restated By-Laws.

      3.03 ELECTION OF DIRECTORS. The directors shall be elected annually by the stockholders of this Corporation and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

      3.04 RESIGNATIONS. Any director of this Corporation may resign at any time by giving written notice to the Board or to the Secretary of this Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      3.05 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filed by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner provided in these Amended and Restated By-Laws.

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      3.06 PLACE OF MEETING, ETC. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

      3.07 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

      3.08 REGULAR MEETINGS. Regular meetings of the Board shall be held at such times as the Board shall from time to time by resolutions determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

      3.09 SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors. Prior written notice of special meetings of the Board shall be given at least four days in advance of such special meeting or at least 48 hours in advance for notice given personally or by telephone, facsimile, electronic mail or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of this Corporation or as may have been given to this Corporation by the director for such purpose or if no such address has been provided or is in the records of this Corporation, then to the place in which the meetings of the directors are regularly held. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice via facsimile, electronic mail or other similar means of communication shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or it is actually communicated to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient, whichever occurs first. Any other notice shall be deemed to have been given at the time it is communicated, in person or by telephone or similar means, to the recipient or to a person or electronic voice message system at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

      3.10 QUORUM AND MANNER OF ACTING. Except as otherwise provided in these Amended and Restated By-Laws, the Certificate of Incorporation, or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

      3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

      3.12 REMOVAL OF DIRECTORS. Subject to the provisions of the Certificate of Incorporation, any director may be removed at any time, either with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of this Corporation given at a special meeting of the stockholders called for the purpose.

      3.13 COMPENSATION. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that this Corporation shall reimburse each such director for any expense incurred by such director on account of his or her attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving this Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

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      3.14 COMMITTEES. The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board permitted by law except with respect to:

      (a) The approval of any action for which the General Corporation Law of the State of Delaware also requires stockholders approval or approval of the outstanding shares;

      (b) The filing of vacancies on the Board or on any committee;

      (c) The fixing of compensation of the directors for serving on the Board or on any committee;

      (d) The amendment or repeal of these Amended and Restated By-Laws or the adoption of new By-Laws;

      (e) The amendment or repeal of any resolution of the Board which by its express terms in not so amendable or repealable;

      (f) A distribution to the stockholders of this Corporation except at a rate or in a periodic amount or within a price range determined by the Board;

      (g) The appointment of other committees of the Board or the members thereof.

      Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall provide, the regular and special meetings of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of such committee.

      3.15 EXECUTIVE COMMITTEE. The passage of any resolution of the committee designated by the Board as the Executive Committee shall, in addition to any other limitations prescribed by the Board in accordance with the provisions of
Section 3.14, require the affirmative vote of a majority of directors present and voting on such resolution who are not employees of this Corporation.

      3.16 RIGHTS OF INSPECTION. Every director shall have the right to any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of this Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

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                                   ARTICLE IV
                                    OFFICERS

      4.01 CORPORATE OFFICERS.

      (a) The Officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Corporation may have, at the discretion of the Board, a Chairman of the Board.

      (b) In addition to the officers specified in Section 4.01(a), the Board may appoint such additional officers as the Board may deem necessary or desirable, including one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the term and duties of any officer provided for in this
Section 4.01(b).

      (c) One person may hold two or more offices, except that the Secretary may not hold the office of President.

      4.02 APPOINTMENT AND TERM OF OFFICE. Each officer shall serve at the pleasure of the Board of Directors and shall hold office until a successor shall have been appointed or until such officer's death, disqualification, resignation or removal. Any officer may be removed, either with or without cause, by the Board of Directors or, except in case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

      4.03 RESIGNATIONS. Any officer may resign at any time by giving written notice of such officer's resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      4.04 VACANCIES. A vacancy in any office because of death, resignation, removal or disqualification or other event, may be filled in the manner prescribed in these By-Laws for regular appointments to such office.

      4.05 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer is elected, shall preside at all meetings of the stockholders and the Board and shall have such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by the By-Laws.

      4.06 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have, subject to the control of the Board, general and active supervision, direction and control of the business of the Corporation and its officers, agents and employees, and shall perform all duties as may from time to time be assigned to him or her by the Board. In the absence of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board.

      4.07 PRESIDENT. The President of the Corporation shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation and shall have such other authority and shall perform such other duties as may from time to time be assigned to him or her by the Board or Chief Executive Officer.

      4.08 SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or at such other place as the Board may order, a book of minutes of all meetings of the stockholders, the Board and its committees, the time and place of holding such meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholder meetings and the proceedings thereof. The Secretary shall keep, or shall cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of stockholders and their addresses, the number and classes of shares of stock held by each, the number and date of certificates issued for such shares and the number and

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date of cancellation of every certificate surrendered for cancellation. The
Secretary shall give, or shall cause to be given, in conformity with these Amended and Restated By-Laws, notice of all meetings of the stockholders and of the Board and of any committees thereof requiring notice. The Secretary shall keep the seal of the Corporation in safe custody and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board.

      4.09 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or shall cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or shall cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or by these Amended and Restated By-Laws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board.

      4.10 COMPENSATION. The compensation of those officers appointed by the Board pursuant to Section 4.01(a) or (b) of these By-Laws shall be fixed from time to time by the Board or a committee of the Board delegated with such authority. No officer shall be prevented from receiving compensation by reason of the fact that the officer is also a director of the Corporation or of any subsidiary corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving compensation therefore.

                                    ARTICLE V
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      5.01 EXECUTION OF CONTRACTS. The Board, except as in these Amended and Restated By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of this Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board or by these Amended and Restated By-Laws, no officer, agent or employee shall have any power or authority to bind this Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

      5.02 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to this Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each authorized person shall give such bond, if any, as the Board may require.

      5.03 DEPOSITS. All funds of this Corporation not otherwise employed shall be deposited from time to time to the credit of this Corporation in such banks, trust companies and other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of this Corporation, the President and Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of this Corporation.

      5.04 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Amended and Restated By-Laws, as it may deem expedient.

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

                                   ARTICLE VI
                            SHARES AND THEIR TRANSFER

      6.01 CERTIFICATES FOR STOCK.

      (a) The shares of this Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this Corporation. Notwithstanding the adoption of such a resolution by the Board every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of this Corporation by the Chairman or Vice Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of this Corporation representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be by facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by this Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been place thereupon, were such officer, transfer agent or registrar at the date of issue.

      (b) A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to this Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04

      6.02 TRANSFERS OF STOCK. Transfers of shares of stock of this Corporation shall be made only on the books of this Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of this Corporation shall be deemed the owner thereof for all purposes as regards this Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to this Corporation for transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

      6.03 REGULATIONS. This Board may make such rules and regulations as it may deem expedient, not inconsistent with these Amended and Restated By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of this Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

      6.04 LOST, STOLEN, DESTROYED, AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to this Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

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

                                   ARTICLE VII
                                 INDEMNIFICATION

      7.01 SCOPE OF INDEMNIFICATION. This Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of this Corporation or, while a director or officer of this Corporation, is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law as it presently exists or may hereafter be amended and the Certificate of Incorporation. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.06, this Corporation shall be required to indemnify an officer or director of this Corporation in connection with a proceeding (or part thereof) commenced by such officer or director only if the commencement of such proceeding (or part thereof) by the officer or director was authorized by the Board of Directors of this Corporation.

      7.02 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation shall be paid by this Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he or she is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by this Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtained or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director or officer acted in bad faith or deliberately breached his or her duty to this Corporation or its stockholders, and (b) as a result of such actions by the director or officer, it is more likely than not that it will ultimately be determined that such director or officer is not entitled to indemnification.

      7.03 OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Amended and Restated By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      7.04 CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      7.05 INSURANCE. Upon resolution passed by the Board, this Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation or, while a director, officer, employee or agent of this Corporation, is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not this Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

      7.06 CLAIMS. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within forty-five days after a written claim therefor by the officer or director has been received by this Corporation, the officer or director may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the officer or director is not entitled to the requested indemnification or advancement of expenses under applicable law.

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

      7.07 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any officer or director of this Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

      7.08 OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VII shall not limit the right of this Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than officers or directors of this Corporation when and as authorized by appropriate corporate action.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.01 SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of this Corporation and words and figures showing that this Corporation was incorporated in the State of Delaware and the year of incorporation.

      8.02 WAIVER OF NOTICES. Whenever notice is required to be given by these Amended and Restated By-Laws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice. Attendance of a person at a meeting (whether in person or by proxy in the case of a meeting of stockholders) shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

      8.03 AMENDMENTS. These Amended and Restated By-Laws, or any of them, may be altered, amended or repealed, and new By-Laws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.

      8.04 REPRESENTATION OF OTHER CORPORATIONS. The President, any Vice President, or the Secretary of this Corporation are each authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

                                      # # #

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

                            CERTIFICATE OF SECRETARY

      The undersigned, being the duly elected Secretary of Western Digital Corporation (formerly, Western Digital Holdings, Inc.), a Delaware corporation, hereby certifies that the Amended and Restated By-Laws to which this Certificate is attached were duly adopted by the Board of Directors of such corporation as of May 19, 2004.

                                                     /s/ Raymond M. Bukaty
                                                     ---------------------------
                                                     Raymond M. Bukaty
                                                     Secretary

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